                                                                    EXHIBIT 11A

HARMON INDUSTRIES, INC.
FORM 10-Q
SEPTEMBER 30, 1996

Computation of earnings per share (Instruction H(g))

Computation of the average number of shares of Common Stock outstanding for the three months ended September 30, 1996 and 1995.

                                                                                          (4)
                                                                                   AVERAGE NUMBER OF
                                                                                  SHARES OUTSTANDING
                                                                                      AS SHOWN ON
                                             (1)         (2)                    CONSOLIDATED STATEMENTS
                                          SHARES OF    NUMBER          (3)         OF OPERATIONS (3)
                                           COMMON      OF DAYS     SHARE DAYS      DIVIDED BY NUMBER
                                            STOCK    OUTSTANDING     (2 X 1)       OF DAYS IN PERIOD
                                          ---------  -----------   -----------  -----------------------
                  1996

July 1 - September 30                     6,805,626      92        628,117,592

Stock issued in acquisition                  17,647       3             52,941

Equivalent shares under the Company's
 option plans                                37,680      92          3,466,560
                                                                   -----------
                                                                   629,637,093         6,843,881
                                                                   -----------        ----------
                                                                   -----------        ----------
                  1995

July 1 - September 30                     6,802,411      92        625,821,812

Equivalent shares under the Company's
 bonus plan                                   2,061      92            189,622

Options exercised                             3,215      44            141,460

Equivalent shares under the Company's
 option plans                                31,102      92          2,861,384
                                                                   -----------
                                                                   629,014,278         6,837,112
                                                                   -----------        ----------
                                                                   -----------        ----------

Computation of the average number of shares of Common Stock outstanding for the nine months ended September 30, 1996 and 1995.

           1996
Quarter 1 weighted average   6,828,883
Quarter 2 weighted average   6,834,674
Quarter 3 weighted average   6,837,743
                                        Divided by
                            20,501,300  3 quarters =  6,633,767
                                                      ---------
                                                      ---------
           1995
Quarter 1 weighted average   6,814,783
Quarter 2 weighted average   6,823,650
Quarter 3 weighted average   6,837,112
                                        Divided by
                            20,475,545  3 quarters =  6,825,182
                                                      ---------
                                                      ---------

                                       2